Exhibit 99.2
Hyatt Furnishes Certain 2023 Supplemental Financial Information and Announces Timing of Informational Conference Call

CHICAGO (April 25, 2024) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today furnished certain supplemental financial information for the year ended December 31, 2023 for informational purposes and to assist investors in making comparisons of Hyatt’s historical financial information with financial information to be made available in the future that will reflect Hyatt’s previously announced realigned reportable segments. The supplemental financial information may be accessed by reference to Hyatt’s Form 8-K filed with the SEC on April 25, 2024 and through Hyatt’s website at investors.hyatt.com.

The Company also announced that it will hold a conference call to discuss the revised segment structure on Friday, May 3, 2024 at 10:00 a.m. CT. Interested participants are encouraged to listen to a simultaneous webcast of the conference call, accessible through the Company’s website at investors.hyatt.com. An archive of the webcast will be available on the Company’s website for 90 days.

Alternatively, participants may access the live call by dialing:

U.S. Toll-Free Number: 800.715.9871
International Toll Number: 646.307.1963
Conference ID: 2589041

Interested participants may submit questions related to the revised segment structure in advance of the conference call by e-mailing questions to investorrelations@hyatt.com. The Company intends to address questions submitted in advance related to the revised segment structure during the conference call. Related questions may be grouped and addressed together at the Company's discretion.

About Hyatt Hotels Corporation
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of December 31, 2023, the Company’s portfolio included more than 1,300 hotels and all-inclusive properties in 77 countries across six continents. The Company's offering includes brands in the Timeless Collection, including Park Hyatt®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Vacation Club®, Hyatt Place®, Hyatt House®, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval®, Alila®, Andaz®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, and Caption by Hyatt®; the Independent Collection, including The Unbound Collection by Hyatt®, Destination by Hyatt®, and JdV by Hyatt®; and the Inclusive Collection, including Impression by Secrets, Hyatt Ziva®, Hyatt Zilara®, Zoëtry® Wellness & Spa Resorts, Secrets® Resorts & Spas, Breathless Resorts & Spas®, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts®, and Sunscape® Resorts & Spas. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Mr & Mrs Smith™, Unlimited Vacation Club®, Amstar DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

Investors:
Adam Rohman
+ 1 312.780.5834
adam.rohman@hyatt.com

Tara Atwood
+1 312.780.5713
tara.atwood@hyatt.com

Media:
Franziska Weber
+ 1 312.780.6106
franziska.weber@hyatt.com

Source: Hyatt Hotels Corporation